[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.46

UNIVERSITY OF CALIFORNIA, BERKELEY OFFICE OF TECHNOLOGY LICENSING

EXCLUSIVE LICENSE AND BAILMENT AGREEMENT

BETWEEN

AVALANCHE BIOTECHNOLOGIES, INC.

AND

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

FOR

[*]

UC Case Nos.: [*]

UNIVERSITY OF CALIFORNIA, BERKELEY OFFICE OF TECHNOLOGY LICENSING

EXCLUSIVE LICENSE and BAILMENT AGREEMENT
FOR
[*]

UC Case Nos.: [*]

This exclusive license agreement (“Agreement”) is effective June 17, 2013 (“Effective Date”), by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation, whose legal address is 1111 Franklin Street, 12th Floor, Oakland, California 94607- 5200, acting through its Office of Technology Licensing, at the University of California, Berkeley, 2150 Shattuck Avenue, Suite 510, Berkeley, CA 94704-1347 (“REGENTS”) and AVALANCHE BIOTECHNOLOGIES, INC., a Delaware corporation having a principal place of business at 665 Third Street, Suite 250, San Francisco, CA 94107 (“LICENSEE”). The parties agree as follows:

1.	BACKGROUND
1.1

REGENTS has assignments to the following (collectively referred to as “INVENTIONS”): invention disclosures entitled, [*] invented by [*] employed by the University of California, Berkeley, as described in REGENTS’ case No.: [*]; and [*] invented by [*] employed by the University of California, Berkeley, as described in REGENTS’ case No.: [*] and to REGENTS’ PATENT RIGHTS, as hereinafter defined, which are directed to the INVENTIONS.

1.2

LICENSEE entered into an option agreement with REGENTS effective [*], terminating on [*], for the purpose of evaluating the INVENTIONS and granting LICENSEE an exclusive right to negotiate an exclusive license in REGENTS’ PATENT RIGHTS to the INVENTIONS, which Option Agreement covers LICENSEE’s commitment to reimburse REGENTS’ patent costs during the period.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.3	LICENSEE has provided REGENTS with a commercialization plan for the INVENTIONS and business strategy in order to evaluate its capabilities as a LICENSEE.
1.4

The development of the INVENTIONS was sponsored in part by various grants by U.S. Government agencies, and as a consequence, REGENTS elected to retain title to the INVENTIONS subject to the rights of the U.S. Government under 35 USC 200-212 and implementing regulations, including that REGENTS, in turn, has granted back to the U.S. Government a non-exclusive, non-transferrable irrevocable, paid-up license to practice or have practiced the INVENTIONS for or on behalf of the U.S. Government throughout the world. These U.S. Government grants are [*]

1.5	REGENTS and LICENSEE wish to have the INVENTIONS perfected and marketed as soon as reasonably practicable so that products resulting therefrom may be available for public use and benefit.
1.6

LICENSEE wishes to acquire, and REGENTS wishes to grant to LICENSEE, an exclusive license under REGENTS’ PATENT RIGHTS and an exclusive bailment of the BIOLOGICAL MATERIAL under the REGENTS’ PROPERTY RIGHTS for the purpose of undertaking development and to make, have made, use, sell, offer for sale, import, and export LICENSED PRODUCTS as defined below.

2.	DEFINITIONS
2.1	“REGENTS’ PATENT RIGHTS” means REGENTS’ rights in the following U.S. and foreign patent applications:
i.	[*] Patent Application Number [*], entitled “[*]” (UC Case No. [*]), filed on [*] and assigned to REGENTS;
ii.	[*] Patent Application Number [*], entitled “[*]” (UC Case No. [*]), filed on [*] and assigned to REGENTS;
iii.	[*] Patent Application Number [*] entitled [*] filed on [*] and assigned to REGENTS;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

iv.	[*] Patent Application Number [*] entitled [*] filed on [*] and assigned to REGENTS, and
v.

All other international patents and patent applications, and/or any divisions, continuations, reissues or continuations-in-part (only to the extent, however, that claims in the continuations-in-part are entitled to the priority filing date of the parent patent application) of any of the above-referenced U.S. or international patents or applications.

2.2

“LICENSED PRODUCTS” means all kits, compositions of matter, articles of manufacture, materials, and products, the manufacture, use, SALE, offer for SALE, or import of which: a) requires the performance of the LICENSED METHOD; or b) but for the license granted pursuant to this Agreement, would infringe, or contribute to or induce the infringement of, a VALID CLAIM under REGENTS’ PATENT RIGHTS.

2.3

“LICENSED METHOD” means any process or method the use or practice of which, but for the license pursuant to this Agreement, would infringe, or contribute to or induce the infringement of a VALID CLAIM under REGENTS’ PATENT RIGHTS in that country in which the LICENSED METHOD is used or practiced.

2.4	“LICENSED FIELD OF USE” means [*]
2.5

“NET SALES” means the gross invoice price charged, and the value of non-cash consideration owed to, LICENSEE or a sublicensee for SALES of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHODS in the LICENSED TERRITORY, the less the sum of the following actual and customary deductions where applicable: cash, trade or quantity discounts; sales, use, tariff, import/export duties or other excise taxes when included in gross sales, Deductable Value-Added Tax, but excluding value-added taxes other than Deductable Value Added Tax or taxes assessed on income derived from sales: “Deductable Value-Added Tax” means value-added tax only to the extent that such value-added tax is actually incurred and is not reimbursable, refundable, or creditable under the tax authority of any country; freight, insurance, packaging costs, and transportation

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

charges; allowances or credits to customers because of rejections or returns, because of retroactive price reductions, or due to recalls; provisions for actual uncollectible accounts determined in accordance with US GAAP; and discounts, rebates or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions or to the government, including Medicare/Medicaid and other government rebates/discounts. For purposes of calculating NET SALES, a SALE to a sublicensee for end use by the sublicensee will be treated as a SALE at wholesale price. NET SALES shall exclude any disposition of LICENSED PRODUCTS, LICENSED SERVICES and LICENSED METHODS in connection with clinical trials thereof and any disposition of LICENSED PRODUCTS distributed for promotional or charitable purposes, in reasonable quantities.

2.6

“AFFILIATE” of LICENSEE means any entity that, directly or indirectly, Controls LICENSEE, is Controlled by LICENSEE, or is under common Control with LICENSEE. “Control” means (i) having the actual, present capacity to elect a majority of the directors of such affiliate, or (ii) having the power to direct at least [*] of the voting rights entitled to elect directors, or (iii) in any country where the local law will not permit foreign equity participation of a majority, ownership or control, directly or indirectly, of the maximum percentage of such outstanding stock or voting rights permitted by local law.

2.7	“LICENSED TERRITORY” means [*]
2.8

“SALE” means, for LICENSED PRODUCTS and LICENSED SERVICES, the act of selling, leasing or otherwise transferring, providing, or furnishing such product or service, and for LICENSED METHOD the act of performing such method, for any use or for any consideration. Correspondingly, “SELL” means to make or cause to be made a SALE, and “SOLD” means to have made or caused to be made a SALE.

2.9	“LICENSED SERVICE” means a service provided using LICENSED PRODUCTS or LICENSED METHOD.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.10

“SUBLICENSEE REVENUE” means any cash consideration, and of the cash equivalent of all other consideration, due to LICENSEE under each sublicense for the grant of rights under the REGENTS’ PATENT RIGHTS, but excluding: (a) any royalty payments on sales of LICENSED PRODUCTS, LICENSED SERVICES and LICENSED METHODS by a sublicensee (which sales shall be included as NET SALES and shall give rise to royalty payments to REGENTS under section 6.1); (b) any amounts paid by a sublicensee as bona fide reimbursement for research and development costs at fair market value for materials and full time equivalents; (c) bona fide loans or any payments in consideration for a grant of equity of the LICENSEE at fair market value; (d) amounts paid for supplies of product or other tangible materials; (e) amounts paid as reimbursement for expenses directly related to the pursuit, maintenance, and/or defense of REGENTS’ PATENT RIGHTS; (f) milestone payments by a sublicensee (which shall be give rise to the milestone payments to REGENTS under section 6.4); and (g) withholding taxes and any other amounts by a sublicensee from amounts otherwise payable to LICENSEE under such sublicense agreement other than past due payments.

2.11

“PHASE IIB CLINICAL TRIAL” means a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(b) and that is designed to support and immediately precede the initiation of a Phase III Clinical Trial without any further phase II trials by evaluating the dose-dependent effectiveness of a pharmaceutical product for a particular indication or indications in patients with the disease or condition under study and to determine the common side effects and risks associated with the pharmaceutical product.

2.12	“PHASE III CLINICAL TRIAL” means a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(c).
2.13

“VALID CLAIM” shall mean a claim in an issued, unexpired patent or in a pending patent application (which claim is pending for no more than [*] within licensed REGENTS’ PATENT RIGHTS that (a) has not been cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction from which no appeal has or can be taken, (b) has not been revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through disclaimer or otherwise, and (d) is not lost through an interference proceeding. If a

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

claim is pending for more than [*] and latter issues in a patent, then as of the patent issue date, the claim again becomes a VALID CLAIM.
2.14

“FIRST COMMERCIAL SALE” shall mean the first SALE of a LICENSED PRODUCT, LICENSED METHOD or LICENSED SERVICE by LICENSEE or its sublicensees following regulatory approval in the applicable country of sale.

2.15	“REGENTS’ PROPERTY RIGHTS” means all of REGENTS’ personal property rights in the tangible property in INVENTIONS licensed here under. REGENTS’ PROPERTY RIGHTS do not include REGENTS’ PATENT RIGHTS.
2.16	“BIOLOGICAL MATERIAL” means REGENTS’:

[*]

3.	GRANT
3.1

(a)Subject to the limitations set forth in this Agreement, including the license granted to the U.S. Government and the rights reserved in Paragraph 3.3, REGENTS hereby grants and LICENSEE hereby accepts an exclusive license under REGENTS’ PATENT RIGHTS to develop, make, have made, use, offer for SALE, import, export, and SELL LICENSED PRODUCTS and LICENSED SERVICES, and to practice the LICENSED METHOD, in the LICENSED FIELD OF USE in the LICENSED TERRITORY.

(b)Subject to the limitations set forth in this Agreement and subject to the license granted to the U.S. Government, REGENTS hereby grants and LICENSEE hereby accepts an exclusive license under REGENTS’ PROPERTY RIGHTS to possess, make and use, the BIOLOGICAL MATERIAL bailed to LICENSEE under this Agreement. LICENSEE acknowledges that the REGENTS is and will remain the sole owner of the BIOLOGICAL MATERIAL and the title of the material is not transferred to LICENSEE under this Agreement.

(c)REGENTS have provided the LICENSEE, one shipment of BIOLOGICAL MATERIAL in quantities that are deemed appropriate [*]. No additional obligation is required of REGENTS’ with respect to bailment of the BIOLOGICAL MATERIAL.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.2	The license under Paragraph 3.1 will be exclusive for a term commencing on the Effective Date and ending on the date of the last to expire patent under REGENTS’ PATENT RIGHTS.
3.3

Nothing in this Agreement will be deemed to limit the right of REGENTS to publish any and all technical data resulting from any research performed by REGENTS relating to the INVENTIONS and the BIOLOGICAL MATERIAL. REGENTS expressly reserves the right to use the INVENTIONS, the BIOLOGICAL MATERIAL and related technology for its educational and research purposes; to disseminate the BIOLOGICAL MATERIAL and other tangible materials associated with, or required to practice the INVENTIONS and/or the REGENTS’ PATENT RIGHTS to researchers at nonprofit institutions for their educational and research purposes and to permit other nonprofit institutions to use such BIOLOGICAL MATERIAL to practice the REGENTS’ PATENT RIGHTS for education and research purposes.

3.4

This Agreement will terminate immediately if LICENSEE files a claim that includes, in any way, the assertion that any portion of the REGENTS’ PATENT RIGHTS is invalid or unenforceable where the filing is by the LICENSEE, a third party on behalf of the LICENSEE (and with the actual knowledge of the LICENSEE), or a third party at the written urging of the LICENSEE.

3.5	LICENSEE will have a continuing responsibility to keep REGENTS informed of the large/small entity status, as defined in 15 U.S.C. 632, of itself and its sublicensees.
3.6

The INVENTIONS was funded in part by the U.S. Government. In accordance with PL 96-517 as amended by PL 98-620, to the extent required by law or regulation, any products covered by patent applications or patents claiming the INVENTIONS and sold in the United States will be substantially manufactured in the United States.

4.	SUBLICENSES
4.1

REGENTS also grants to LICENSEE the right to sublicense to AFFILIATES and third parties the right to develop, make, have made, use, offer for SALE, import, export, and SELL LICENSED PRODUCTS and LICENSED SERVICES, and to practice LICENSED METHOD, provided that LICENSEE has exclusive rights

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

under this Agreement at the time of sublicensing. Every such sublicense will include:
(a)	a statement setting forth the date upon which LICENSEE’s exclusive rights, privileges, and license hereunder will expire;
(b)

as applicable, all the rights of, and require the performance of all the obligations due to, REGENTS (and, if applicable, the United States Government) under this Agreement other than (i) any payment or reporting obligations (for which LICENSEE is directly responsible pursuant to Paragraph 4.6) and (ii) the indemnification obligation in Article 19 (which are addressed in Paragraph 4.1(d));

(c)

a sublicensee shall have the right to grant further sublicense to its AFFILIATE and/or third parties to the extent sublicensee deems such sublicense is commercially reasonable, useful or necessary for the development and/or commercialization of LICENSED PRODUCT(S) or LICENSED METHOD(S) in accordance with this AGREEMENT; provided that (i) such sublicense is subject to a written sublicense agreement and is bound by all of the applicable terms, conditions, obligations, restrictions and other covenants of this AGREEMENT that protect or benefit the REGENTS’(and, if applicable, the U.S. Government’s and other sponsors’) rights and interests and (ii) sublicensee shall, within thirty (30) days after issuing any further sublicense, furnish to LICENSEE for delivery to REGENTS, subject to any confidentiality provisions with third parties, all material terms of any such sublicenses, pertaining to the REGENTS interests, including the sublicensee name and address; and Indemnification of REGENTS as provided in this AGREEMENT; and

(d)	the same provision for indemnification of REGENTS as has been provided for in this Agreement.
4.2	LICENSEE will pay to REGENTS [*] of SUBLICENSE REVENUE.

In the event LICENSEE sublicenses the REGENTS’ PATENT RIGHTS along with its own patent rights or those of other third parties, LICENSEE may reasonably determine in good faith the percentage of compensation received thereunder that represents consideration due for the grant of the rights under the REGENTS’ PATENT RIGHTS, which percentage will be based upon the value of the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

REGENTS’ PATENT RIGHTS licensed to the sublicensee relative to the value of the other third party patent rights licensed to the sublicensee. When making payment under this Paragraph 4.2, LICENSEE shall provide REGENTS with all supporting information and documentation used to determine any such percentage (or shall reference previously provided supporting information and documentation). However, in no case will LICENSEE reduce the compensation to The REGENTS below [*] of the sublicensed patent rights.

[*]

4.3

LICENSEE will notify REGENTS of each sublicense granted hereunder and furnish to REGENTS a copy of each such sublicense agreement. Such copy may be redacted by LICENSEE to protect sensitive information. However, such copy shall contain sufficient information to assure REGENTS that the sublicense is consistent with this Agreement, and under no circumstances shall any financial terms necessary to calculate payments due to REGENTS hereunder be redacted.

4.4	AFFILIATES will have no licenses under REGENTS’ PATENT RIGHTS except as granted by sublicense pursuant to this Agreement.
4.5	For the purposes of this Agreement, the operations of all sublicensees shall be deemed to be the operations of LICENSEE, for which LICENSEE shall be responsible.
4.6

LICENSEE will be responsible for payment of all monies and other consideration due REGENTS hereunder as a result of the activities of sublicensees, and all reports due REGENTS hereunder will reflect such activities.

4.7

Upon termination of this Agreement for any reason, all sublicenses that are granted by LICENSEE pursuant to this Agreement where the sublicensee is in compliance with its sublicense agreement as of the date of such termination will survive such termination (as a direct license(s) from REGENTS), provided that (a) each such direct license shall be subject to the same non-financial terms and conditions as those in this Agreement, except that REGENTS will not be bound to perform any duties or obligations set forth in any sublicenses that extend beyond the duties and obligations of REGENTS set forth in this Agreement; (b) such sublicensee (or if there is at such time more than one such sublicensee, such sublicensees severally and jointly) shall be required to make any annual maintenance payments due pursuant to Paragraph 5.2 or any minimum annual royalties due pursuant to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Paragraph 6.7; and (c) and such sublicensee shall be required to make any other monetary payment(s) that, had this Agreement not been terminated, LICENSEE would have been required to make under this Agreement as a result of the license to or activities of such sublicensee.

4.8

If REGENTS (to the extent of the actual knowledge of the licensing professional responsible for administration of this case) or a third party discovers and notifies that licensing professional that the INVENTIONS are useful for an application covered by the LICENSED FIELD OF USE, but for which LICENSED PRODUCTS have not been developed or are not currently under development by LICENSEE, and provided that such application does not compete, directly with LICENSED PRODUCTS that have been developed or are currently under development by LICENSEE (such application, the “NEW APPLICATION”), then REGENTS, as represented by the Office of Technology Licensing, shall give written notice to LICENSEE, except for: 1) information that is subject to restrictions of confidentiality with third parties, and 2) information which originates with REGENTS’ personnel who do not assent to its disclosure to LICENSEE.

LICENSEE shall have [*] to give REGENTS written notice stating whether LICENSEE elects to develop LICENSED PRODUCTS for the NEW APPLICATION.

If LICENSEE elects to develop and commercialize the proposed LICENSED PRODUCTS for the NEW APPLICATION, LICENSEE shall submit progress reports to REGENTS pursuant to Article 8.

If LICENSEE elects not to develop and commercialize the proposed LICENSED PRODUCTS for use in the NEW APPLICATION, REGENTS may seek (a) third party(ies) to develop and commercialize the proposed LICENSED PRODUCTS for the NEW APPLICATION. If REGENTS is successful in finding a third party, it shall refer such third party to LICENSEE. If the third party requests a sublicense under this Agreement, then LICENSEE shall report the request to REGENTS within [*] from the date of such written request. If the request results in a sublicense, then LICENSEE shall report it to REGENTS pursuant to Paragraph 4.3. LICENSEE shall have no obligation to grant a sublicense to any third party under this Paragraph 4.8 (and, for clarity, the subsequent paragraph shall not apply) if such third party fails to request such sublicense within [*] after the expiration of the [*] period described above.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

If LICENSEE refuses to grant a sublicense to the third party with respect to the NEW APPLICATION, then within [*] after such refusal LICENSEE shall submit to REGENTS a report specifying the license terms proposed by the third party and a written justification for LICENSEE’s refusal to grant the proposed sublicense. If [*], then REGENTS shall have the right to grant to the third party a license to make, have made, use, sell, offer for sale and import products for use in the NEW APPLICATION [*].

5.	LICENSE ISSUE FEE
5.1

LICENSEE will pay to REGENTS a non-creditable, non-refundable license issue fee of [*] due within thirty (30) days of the signing of the Agreement this fee is non-refundable and not an advance against royalties or other payments due under this Agreement.

5.2

LICENSEE will also pay to REGENTS an annual license maintenance fee of [*] beginning on the first anniversary of the Effective Date and on each anniversary of the Effective Date thereafter for the term of the AGREEMENT. Notwithstanding the foregoing, the license maintenance fee will not be due and payable on any anniversary of the Effective Date following the first SALE of a LICENSED PRODUCT, LICENSED METHOD OR LICENSED SERVICE.

6.	ROYALTIES
6.1	LICENSEE will pay to REGENTS earned royalties at the rate of [*] of NET SALES, subject to the following:
(a)

If LICENSEE is required to make any payment (including royalties or other license fees) to a third party to obtain a patent license or other patent rights in the absence of which LICENSEE could not practice REGENTS’ PATENT RIGHTS, such third party payments [*] creditable against royalties owed hereunder by LICENSEE to REGENTS, provided that in no one calendar year will the total of such credits reduce earned royalties owed by LICENSEE to REGENTS by [*] on NET SALES of LICENSED PRODUCTS, LICENSED SERVICES and LICENSED METHODS.

(b)	In the event a LICENSED PRODUCT, LICENSED SERVICE and LICENSED METHODS is, or LICENSED PRODUCTS, LICENSED

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SERVICES and LICENSED METHODS are, combined with other licensed technologies for sales to end users by LICENSEE and the total combined royalty burden to LICENSEE on NET SALES exceeds [*], the earned royalty due to REGENTS will be adjusted, according to the following formula, where R is [*], C is [*] and B is the total combined royalty burden on LICENSEE:

Adjusted royalty = R x (C/B)

For example, if LICENSEE’s total combined royalty is [*], the adjusted royalty due from LICENSEE to REGENTS would be calculated as [*] Notwithstanding the foregoing, in no event will the royalty due to REGENTS under this adjustment be less than [*].

(c)	Only one royalty will be due on any given LICENSED PRODUCT, LICENSED METHOD and LICENSED SERVICE.
6.2	Royalties accruing to REGENTS will be paid to REGENTS quarterly within [*] after the end of each calendar quarter.
6.3	Royalties will be payable on SALES covered by a VALID CLAIM.
6.4	LICENSEE will pay to REGENTS milestone payments as follows:
i.	For the first LICENSED PRODUCT or LICENSED METHOD, LICENSEE shall pay to REGENTS a milestone payment of [*] within [*] of the [*] and;
ii.	For the first LICENSED PRODUCT or LICENSED METHOD, LICENSEE shall pay to REGENTS a milestone payment of [*] within [*] of the [*] and;
iii.	LICENSEE will pay to REGENTS a milestone payment of [*] within [*] days of the [*] and;
iv.	LICENSEE will pay to REGENTS a milestone payment of [*] within [*] of [*] and;
v.	LICENSEE will pay to REGENTS a milestone payment of [*] within [*] of the [*] and;
vi.	LICENSEE will pay to REGENTS a milestone payment of [*] within [*] of the [*] up to a maximum of two (2) additional indications.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

vii.	[*]
6.5

Beginning in the calendar year after the FIRST COMMERCIAL SALE and in each succeeding calendar year thereafter LICENSEE will pay to REGENTS a minimum annual royalty of [*] for the life of this Agreement. This minimum annual royalty will be paid to REGENTS by [*] of each year and will be credited against the earned royalty due and owing for the calendar year in which the minimum payment is made.

6.6

All payments due REGENTS will be payable in United States dollars. When LICENSED PRODUCTS, LICENSED SERVICES, or LICENSED METHOD are SOLD for monies other than United States dollars, earned royalties will first be determined in the foreign currency of the country in which the SALE was made and then converted into equivalent United States dollars. The exchange rate will be that rate quoted in [*] on the last business day of the reporting period.

6.7

Payments due for SALES occurring in any country outside the United States will not be reduced by any taxes, fees, or other charges imposed by the government of such country on the remittance of royalty income. LICENSEE will also be responsible for all bank transfer charges.

6.8	LICENSEE will make all payments under this Agreement by check payable to “The Regents of the University of California” and forward it to REGENTS at the address shown in Article 23 (Notices).
6.9

If any patent or patent application, or any claim thereof, included within REGENTS’ PATENT RIGHTS expires or is held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has been or can be taken, all obligation to pay royalties based on such patent, patent application or claim, or any claims patentably indistinct therefrom will cease as of the date of such expiration or final decision. LICENSEE will not, however, be relieved from paying any royalties that accrued before such expiration or decision or that are based on another valid patent or claim not expired or involved in such decision.

6.10

No earned royalties will be collected or paid hereunder on SALES to, or for use by, the United States Government. LICENSEE will reduce the amount charged for such SALES by an amount equal to the earned royalty otherwise due REGENTS as provided herein.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.	DUE DILIGENCE
7.1

LICENSEE, upon execution of this Agreement, will diligently proceed with the development, manufacture, and SALE of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHOD, and will diligently market them in quantities sufficient to meet the market demand.

7.2	In addition to its obligations under Paragraph 7.1, LICENSEE specifically commits to achieving the following objectives in its due diligence activities under this Agreement:
(a)	[*]
7.3

If LICENSEE is unable to meet any of its diligence obligations set forth in Paragraphs 7.1 and 7.2, then REGENTS will so notify LICENSEE of failure to perform. LICENSEE will have the right and option to extend the target date of any such due diligence obligation [*] upon the payment of [*] within thirty (30) days of the date to be extended for each such extension option exercised by LICENSEE. LICENSEE may further extend the target date of any diligence obligation for an additional [*] upon payment of an additional [*]. Additional extensions may be granted only by mutual written agreement of the parties to this Agreement. These payments are in addition to the minimum royalty payments specified in Paragraph 6.5. Should LICENSEE opt not to extend the obligation or fail to meet it by the extended target date, then REGENTS will have the right and option either to terminate this Agreement or to reduce LICENSEE’s exclusive license to a non-exclusive royalty-bearing license, with all payments hereunder reduced to [*] of the royalties due under an exclusive license. This right, if exercised by REGENTS, supersedes the rights granted in Article 3. The right to terminate this Agreement or reduce LICENSEE’s exclusive license granted hereunder to a non-exclusive license will be REGENTS’ sole remedy for breach of Paragraph 7.1 or 7.2.

7.4

At the request of either party, any controversy or claim arising out of or relating to the diligence provisions of Paragraphs 7.1 and 7.2 will be settled by arbitration conducted in [*] in accordance with the then current [*]. Judgment upon the award rendered by the arbitrator(s) will be binding on the parties and may be entered by either party in the court or forum having jurisdiction. In determination of due diligence, [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.5

To exercise either the right to terminate this Agreement or to reduce the license to a non-exclusive license for lack of diligence under Paragraph 7.1 or 7.2, REGENTS will give LICENSEE written notice of the deficiency. LICENSEE thereafter has [*] to cure the deficiency or to request arbitration. If REGENTS has not received a written request for arbitration or satisfactory tangible evidence that the deficiency has been cured by the end of the [*] period, then REGENTS may, at its option, either terminate the Agreement or reduce LICENSEE’s exclusive license to a non-exclusive license, with all payments hereunder reduced to [*] of the royalties due under an exclusive license, by giving written notice to LICENSEE. These notices will be subject to Article 23 (Notices).

8.	PROGRESS AND ROYALTY REPORTS
8.1

For the period beginning October 30, 2013, LICENSEE will submit to REGENTS a semi annual progress report covering LICENSEE’s activities related to the development and testing of all LICENSED PRODUCTS, LICENSED SERVICES and LICENSED METHOD and the obtaining of necessary governmental approvals, if any, for marketing in the United States. These progress reports will be made for all development activities until the FIRST COMMERCIAL SALE occurs in the United States.

8.2

Each progress report will be a sufficiently detailed summary of activities of LICENSEE and any sublicensees so that REGENTS may evaluate and determine LICENSEE’s progress in development of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHOD, and in meeting its diligence obligations under Article 7, and will include (but not be limited to) the following: summary of work completed and in progress; current schedule of anticipated events and milestones, including diligence milestones under Paragraph 7.2; anticipated market introduction dates for the licensed territories; and sublicensee’s activities during the reporting period.

8.3	LICENSEE also will report to REGENTS in its immediately subsequent progress and royalty reports, the date of FIRST COMMERCIAL SALE.
8.4

After the FIRST COMMERCIAL SALE anywhere in the world, LICENSEE will make quarterly royalty reports to REGENTS within [*] after the quarters ending March 31, June 30, September 30, and December 31, of each year. Each such royalty report will include at least the following:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)	The number of LICENSED PRODUCTS manufactured and the number SOLD;
(b)	Gross revenue from SALE of LICENSED PRODUCTS, LICENSED SERVICES and LICENSED METHOD;
(c)	NET SALES pursuant to Paragraph 2.5;
(d)	Total royalties due REGENTS; and
(e)	Names and addresses of any new sublicensees along with a summary of the material terms of each new sublicense agreement entered into during the reporting quarter.
8.5	If no SALES have occurred during the report period, a statement to this effect is required in the royalty report for that period.
9.	BOOKS AND RECORDS
9.1

LICENSEE will keep full, true, and accurate books and records containing all particulars that may be necessary for the purpose of showing the amount of royalties payable to REGENTS and LICENSEE’s compliance with other obligations under this Agreement. Said books and records will be kept at LICENSEE’s principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and records and the supporting data will be open at all reasonable times during normal business hours upon reasonable notice, for [*] following the end of the calendar year to which they pertain, to the inspection and audit by representatives of REGENTS for the purpose of verifying LICENSEE’s royalty statement or compliance in other respects with this Agreement. Prior to any such inspection, such representatives will agree in a written agreement with LICENSEE to hold all information in confidence except as necessary to communicate LICENSEE’s non-compliance with this Agreement to REGENTS.

9.2

The fees and expenses of REGENTS’ representatives performing such an examination will be borne by REGENTS. However, if an error in underpaid royalties to REGENTS of [*] is discovered, then the fees and expenses of these representatives will be borne by LICENSEE.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.	LIFE OF THE AGREEMENT
10.1

Unless otherwise terminated by the operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement will be in force from the Effective Date and will remain in effect for the life of the last-to-expire patent or last-to-be-abandoned patent application licensed under this Agreement, whichever is later.

10.2	Any termination of this Agreement shall not affect the rights and obligations set forth in the following articles:

Article 2Definitions

Article 4Sublicenses

Article 9Books and Records

Article 10Life of the Agreement

Article 13Disposition of Licensed Products On Hand Upon
Termination

Article 16Use of Names and Trademarks

Article 17Limited Warranties

Article 19Indemnification

Article 23Notices

Article 24Late Payments

Article 26Confidentiality

Article 29Applicable Law; Venue; Attorneys’ Fees

10.3

Any termination of this Agreement will not relieve LICENSEE of its obligation to pay any monies due or owing at the time of such termination and will not relieve any obligations, of either party to the other party, established prior to termination.

11.	TERMINATION BY REGENTS
11.1

If LICENSEE should violate or fail to perform any term of this Agreement, then REGENTS may give written notice of such default (“Notice of Default”) to LICENSEE. If LICENSEE should fail to repair such default within sixty (60) days of the effective date of such notice, REGENTS will have the right to terminate this Agreement and the licenses herein by a second written notice (“Notice of Termination”) to LICENSEE. If a Notice of Termination is sent to LICENSEE, this Agreement will automatically terminate on the effective date of such notice. Such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

termination will not relieve LICENSEE of its obligation to pay any royalty or license fees owing at the time of such termination and will not impair any accrued rights of REGENTS. These notices will be subject to Article 23 (Notices).

12.	TERMINATION BY LICENSEE
12.1

LICENSEE will have the right at any time to terminate this Agreement in whole or as to any portion of REGENTS’ PATENT RIGHTS by giving notice in writing to REGENTS. Such notice of termination will be subject to Article 23 (Notices) and termination of this Agreement will be effective (30) days after the effective date of such notice.

12.2

Any termination pursuant to Paragraph 12.1 will not relieve LICENSEE of any obligation or liability accrued hereunder prior to such termination or rescind anything done by LICENSEE or any payments made to REGENTS hereunder prior to the time such termination becomes effective, and such termination will not affect in any manner any rights of REGENTS arising under this Agreement prior to such termination.

13.	DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION
13.1

Upon termination of this Agreement, for a period of [*] days after the date of termination LICENSEE may complete and SELL any partially made LICENSED PRODUCTS and continue to render any previously commenced LICENSED SERVICES, and continue the practice of LICENSED METHOD only to the extent necessary to do so; provided, however, that all such SALES will be subject to the terms of this Agreement including, but not limited to, the payment of royalties at the rate and at the time provided herein and the rendering of reports thereon. Upon termination of this Agreement by either party, LICENSEE shall return or destroy the BIOLOGICAL MATERIAL in its possession [*] following the effective date of termination, subject, however, to any continuing rights LICENSEE may have pursuant to any material transfer agreement between LICENSEE and REGENTS with respect to the BIOLOGICAL MATERIAL. Subject to such exception, LICENSEE shall provide REGENTS [*] following said termination date with written notice that the BIOLOGICAL MATERIAL has been returned or destroyed.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.	PATENT PROSECUTION AND MAINTENANCE
14.1

REGENTS will diligently prosecute and maintain the United States and foreign patent applications and patents under REGENTS’ PATENT RIGHTS, subject to LICENSEE’S reimbursement REGENTS’ out of pocket costs under Article 14.3 below, and all patent applications and patents under REGENTS’ PATENT RIGHTS will be held in the name of REGENTS. REGENTS will have sole responsibility for retaining and instructing patent counsel, but continued use of such counsel at any point in the patent prosecution process subsequent to initial filing of a U.S. patent application covering the INVENTIONS shall be subject to the approval of LICENSEE. If LICENSEE rejects three of REGENTS’ choice of prosecution counsel, then REGENTS may select new prosecution counsel without LICENSEE’s consent. REGENTS shall promptly provide LICENSEE with copies of all relevant documentation so that LICENSEE may be currently informed and apprised of the continuing prosecution and LICENSEE agrees to keep this documentation confidential in accordance with Article 26. LICENSEE may comment upon such documentation, provided, however, that if LICENSEE has not commented upon such documentation in reasonable time for REGENTS to sufficiently consider LICENSEE’s comments prior to the deadline for filing a response with the relevant government patent office, REGENTS will be free to respond appropriately without consideration of LICENSEE’s comments. LICENSEE and LICENSEE’s patent counsel will have the right to consult with patent counsel chosen by REGENTS.

14.2

REGENTS will use reasonable efforts to prepare or amend any patent application to include claims reasonably requested by LICENSEE to protect the LICENSED PRODUCTS contemplated to be SOLD or to be practiced under this Agreement.

14.3

Subject to Paragraph 14.4, all past, present, and future costs for preparing, filing, prosecuting, and maintaining all United States and foreign patent applications, and patents under REGENTS’ PATENT RIGHTS will be borne by LICENSEE, so long as the licenses granted to LICENSEE herein are exclusive. To date the remaining past patent costs paid by REGENTS are about [*]. Payments are due within thirty (30) days after receipt of invoice from REGENTS. If, however, REGENTS reduces the exclusive licenses granted herein to non-exclusive licenses pursuant to Paragraphs 7.3, 7.4, or 7.5 and REGENTS grants additional license(s), the costs of preparing, filing, prosecuting and maintaining such patent applications and patents

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

will be divided equally among the licensed parties from the effective date of each subsequently granted license agreement.
14.4

LICENSEE’s obligation to underwrite and to pay all domestic and foreign patent filing, prosecution, and maintenance costs will continue for so long as this Agreement remains in effect, provided, however, that LICENSEE may terminate its obligations with respect to any given patent application or patent in any or all designated countries upon [*] written notice to REGENTS. REGENTS will use its best efforts to curtail patent costs when such a notice is received from LICENSEE. REGENTS may continue prosecution and/or maintenance of such applications or patents at its sole discretion and expense; provided, however, that LICENSEE will have no further right or licenses thereunder.

15.	MARKING
15.1

Prior to the issuance of patents under REGENTS’ PATENT RIGHTS, LICENSEE agrees to mark LICENSED PRODUCT(S) (or their containers or labels) made, sold, licensed or otherwise disposed of by it in the United States under the license granted in this Agreement with the words “Patent Pending,” and following the issuance in the United States of one or more patents under REGENTS’ PATENT RIGHTS, with the numbers of the REGENTS’ PATENT RIGHTS. All LICENSED PRODUCTS shipped to, manufactured, or sold in other countries will be marked in such manner as to conform with the patent laws and practice of such countries.

16.	USE OF NAMES AND TRADEMARKS
16.1

Nothing contained in this Agreement will be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trademark, trade name, or other designation of either party hereto by the other (including any contraction, abbreviation, or simulation of any of the foregoing). Unless required by law or consented to in writing by REGENTS, the use by LICENSEE of the name “The Regents of the University of California” or the name of any University of California campus in advertising, publicity or other promotional activities is expressly prohibited. Unless required by law or consented to in writing by LICENSEE, the use by REGENTS of the name “Avalanche Biotechnologies” in advertising, publicity or other promotional activities is expressly prohibited.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

17.	LIMITED WARRANTIES
17.1	REGENTS warrants to LICENSEE that it has the lawful right to grant this license.
17.2

To the extent of the actual knowledge of the licensing professional responsible for administration of the Agreement as of the Effective Date, it is the owner of the REGENT’S PATENT RIGHTS, and it has not granted any right, license or interest in or to the REGENT’S PATENT RIGHTS to any third party.

17.3

Except as provided herein, this license, the BIOLOGICAL MATERIAL and the associated INVENTIONS are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESSED OR IMPLIED. REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE INVENTIONS, THE BIOLOGICAL MATERIAL, REGENTS’ PATENT RIGHTS, LICENSED PRODUCTS, LICENSED SERVICES OR LICENSED METHOD WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

17.4

EXCEPT OF LICENSEE’S DUTIES FOR CLAIMS OF THIRD PARTIES UNDER ARTICLE 19, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTIONS, THE BIOLOGICAL MATERIAL, REGENTS’ PATENT RIGHTS, LICENSED METHOD, LICENSED SERVICES OR LICENSED PRODUCTS.

17.5	Except as expressly provided in this Article 17, nothing in this Agreement is or will be construed as:
(a)	A warranty or representation by REGENTS as to the validity, enforceability or scope of any REGENTS’ PATENT RIGHTS; or
(b)	A warranty or representation that anything made, used, or SOLD under any license granted in this Agreement is or will be free from infringement of patents of third parties; or
(c)	An obligation to bring or prosecute actions or suits against third parties for patent infringement, except as provided in Article 18; or
(d)

Conferring by implication, estoppel, or otherwise any license or rights under any patents of REGENTS other than REGENTS’ PATENT RIGHTS as defined herein, regardless of whether such patents are dominant or subordinate to REGENTS’ PATENT RIGHTS; or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)	An obligation to furnish any know-how not provided in the patents and patent applications under REGENTS’ PATENT RIGHTS, and REGENTS’ PROPERTY RIGHTS as defined herein.
18.	PATENT INFRINGEMENT
18.1

In the event that a party (in the case of the REGENTS to the extent of the actual knowledge of the licensing professional responsible for the administration of this Agreement) learns of the substantial infringement of any REGENTS’ PATENT RIGHTS under this Agreement, such party will promptly provide the other party with notice and reasonable evidence of such infringement (“Infringement Notice”). During the period and in a jurisdiction where LICENSEE has exclusive rights under this Agreement, neither party will notify a third party, including the infringer, of the infringement without first obtaining consent of the other party, which consent will not be unreasonably withheld. Both parties will use diligent efforts, in cooperation with each other, to terminate such infringement without litigation.

18.2

LICENSEE shall have the first right to institute suit for patent infringement against the infringer [*] after the Infringement Notice in 18.1. REGENTS may voluntarily join such suit at its own expense, but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of LICENSEE’s suit or any judgment rendered in that suit. LICENSEE may not join REGENTS in a suit initiated by LICENSEE without REGENTS’ prior written consent. If, in a suit initiated by LICENSEE, REGENTS is involuntarily joined other than by LICENSEE, LICENSEE will pay any third party costs incurred by REGENTS arising out of such suit, including but not limited to, any legal fees of outside counsel that REGENTS selects and retains to represent it in the suit.

If, within [*] following the effective date of the Infringement Notice, the infringing activity of potential commercial significance has not been abated and if LICENSEE has not brought suit against the infringer, REGENTS may institute suit for patent infringement against the infringer. If REGENTS institutes such suit, LICENSEE may not join such suit without REGENTS’ consent and may not thereafter commence suit against the infringer for the acts of infringement that are the subject of REGENTS’ suit or any judgment rendered in that suit.

18.3	Such legal action as is decided upon will be at the expense of the party on account of whom suit is brought and all recoveries recovered thereby will belong to such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

party, provided that legal action brought jointly by REGENTS and LICENSEE and participated in by both, will be at the joint expense of the parties and all recoveries will be allocated in the following order: a) to each party reimbursement in equal amounts of the attorney’s costs, fees, and other related expenses to the extent each party paid for such costs, fees, and expenses until all such costs, fees, and expenses are consumed for each party; and b) any remaining amount shared jointly by them in proportion to the share of expenses paid by each party, but in no event will REGENTS’ share be [*] of such remaining amount if REGENTS is a party.

18.4

Each party will cooperate with the other in litigation instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation will be controlled by the party bringing the action, except that REGENTS may be represented by counsel of its choice in any suit brought by LICENSE.

18.5	Any agreement made by LICENSEE for the purposes of settling litigation or other dispute shall comply with the requirements of Article 4 (Sublicenses) of this Agreement.
19.	INDEMNIFICATION
19.1

LICENSEE will, and will require its sublicensees to, indemnify, hold harmless, and defend REGENTS and its officers, employees, and agents; sponsor(s) of the research that led to the INVENTIONS; and BIOLOGICAL MATERIAL covered by REGENTS’ PROPERTY RIGHTS; and the inventors of any patents and patent applications under REGENTS’ PATENT RIGHTS and their employers against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense or any use or possession of the BIOLOGICAL MATERIAL. This indemnification will include, but not be limited to, any product liability.

19.2	LICENSEE, at its sole cost and expense, will insure its activities in connection with any work performed hereunder and will obtain, keep in force, and maintain the following insurance:
(a)	Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

Each Occurrence[*]

Products/Completed Operations Aggregate[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Personal and Advertising Injury[*]

General Aggregate[*]

If the above insurance is written on a claims-made form, it shall continue for [*] years following termination or expiration of this Agreement. The insurance shall have a retroactive date of placement prior to or coinciding with the Effective Date of this Agreement; and

(b)	Worker’s Compensation as legally required in the jurisdiction in which LICENSEE is doing business.
19.3

The coverage and limits referred to in Subparagraphs 19.2a and 19.2b above will not in any way limit the liability of LICENSEE under this Article. Upon the execution of this Agreement, LICENSEE will furnish REGENTS with certificates of insurance evidencing compliance with all requirements. Such certificates will:

(a)	provide for [*] advance written notice to REGENTS of any cancellation of insurance coverages; LICENSEE will promptly notify REGENTS of any material modification of the insurance coverages;
(b)	indicate that REGENTS has been endorsed as an additional insured under the coverage described above in Subparagraph l9.2; and
(c)	include a provision that the coverage will be primary and will not participate with, nor will be excess over, any valid and collectable insurance or program of self-insurance maintained by REGENTS.
19.4

REGENTS will promptly notify LICENSEE in writing of any claim or suit brought against REGENTS for which REGENTS intends to invoke the provisions of this Article 19. LICENSEE will keep REGENTS informed of its defense of any claims pursuant to this Article 19.

20.	COMPLIANCE WITH LAWS
20.1

LICENSEE will comply with all applicable international, national, state, regional, and local laws and regulations in performing its obligations hereunder and in its use, manufacture, SALE or import of the LICENSED PRODUCTS, LICENSED SERVICES, or practice of the LICENSED METHOD. LICENSEE understands that REGENTS is subject to United States laws and regulations (including the Arms

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Export Control Act, as amended, and the Export Administration Act of 1979), controlling the export of technical data, computer software, laboratory prototypes and other commodities, and REGENTS’ obligations under this Agreement are contingent on compliance with such laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE will not export such technical data and/or commodities to certain foreign countries without prior approval of such agency. REGENTS neither represents that a license will not be required nor that, if required, it will be issued.

21.	GOVERNMENT APPROVAL OR REGISTRATION
21.1

If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE will assume all legal obligations to do so. LICENSEE will notify REGENTS if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. LICENSEE will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

22.	ASSIGNMENT
22.1

This Agreement is binding upon and shall inure to the benefit of REGENTS, its successors and assigns. This Agreement will be personal to LICENSEE and assignable by LICENSEE only with the written consent of REGENTS, except that LICENSEE may freely assign this Agreement to an acquirer of all or substantially all of LICENSEE’s stock, assets or business.

23.	NOTICES
23.1

All notices under this Agreement will be deemed to have been fully given and effective when done in writing and delivered in person, or mailed by registered or certified U.S. mail, or deposited with a carrier service requiring signature by recipient, and addressed as follows:

To REGENTS:	Office of Technology Licensing 2150 Shattuck Avenue, Suite 510

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Berkeley, CA 94704-1347 Attn.: Director [*]
To LICENSEE:	Avalanche Biotechnologies, Inc 665 Third Street, Suite 250 San Francisco, CA 94107 Attn.: Thomas W. Chalberg, Ph.D.

Either party may change its address upon written notice to the other party.

24.	LATE PAYMENTS
24.1

If monies owed to REGENTS under this Agreement are not received by REGENTS when due, LICENSEE will pay to REGENTS interest charges [*] on the date such payment is due, [*]. Such interest will be calculated from the date payment was due until actually received by REGENTS. Such accrual of interest will be in addition to, and not in lieu of, enforcement of any other rights of REGENTS related to such late payment. Acceptance of any late payment will not constitute a waiver under Article 25 (Waiver) of this Agreement.

25.	WAIVER
25.1

The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. None of the terms and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

26.	CONFIDENTIALITY
26.1

Each party will hold the other party’s proprietary business and technical information, patent prosecution material and other proprietary information, including the negotiated terms of this Agreement, in confidence and against disclosure to third parties with at least the same degree of care as it exercises to protect its own data and license agreements of a similar nature. This obligation will expire [*] years after the termination or expiration of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

26.2	Nothing contained herein will in any way restrict or impair the right of LICENSEE or REGENTS to use, disclose, or otherwise deal with any information or data which:
(a)

at the time of disclosure to a receiving party is generally available to the public or thereafter becomes generally available to the public by publication or otherwise through no act of the receiving party;

(b)	the receiving party can show by written record was in its possession prior to the time of disclosure to it hereunder and was not acquired directly or indirectly from the disclosing party; or
(c)	is independently made available to the receiving party without restrictions as a matter of right by a third party.

In addition, nothing contained herein will in any way restrict or impair the right of LICENSEE or REGENTS to make any disclosure required under the California Public Records Act or pursuant to other requirements of law.

26.3

REGENTS will be free to release to the inventors and senior administrators employed by REGENTS the terms and conditions of this Agreement upon their request. If such release is made, REGENTS will inform such employees of the confidentiality obligations set forth above and will request that they do not disclose such terms and conditions to others. Should a third party inquire whether a license to REGENTS’ PATENT RIGHTS is available, REGENTS may disclose the existence of this Agreement and the extent of the grant in Articles 3 and 4 to such third party, but will not disclose the name of LICENSEE unless LICENSEE has already made such disclosure publicly, except where REGENTS is required to release information under either the California Public Records Act or other applicable law, provided REGENTS gives prior written notice to LICENSEE of such disclosure.

26.4

LICENSEE and REGENTS agree to destroy or return to the disclosing party proprietary information received from the other in its possession within fifteen (15) days following the effective date of termination of this Agreement. However, each party may retain one copy of proprietary information of the other solely for archival purposes in non-working files for the sole purpose of verifying the ownership of the proprietary information, provided such proprietary information will be subject to the confidentiality provisions set forth in Article 26.1. LICENSEE and REGENTS agree to provide each other, within thirty (30) days following

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

termination of this Agreement, with a written notice that proprietary information has been returned or destroyed.
27.	FORCE MAJEURE
27.1

Except for LICENSEE’s obligation to make any payments to REGENTS hereunder, the parties to this Agreement shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophes or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the parties’ respective obligations hereunder will resume.

28.	SEVERABILITY
28.1

The provisions of this Agreement are severable, and in the event that any provision of this Agreement will be determined to be invalid or unenforceable under any controlling body of law, such invalidity or enforceability will not in any way affect the validity or enforceability of the remaining provisions hereof.

29.	APPLICABLE LAW; VENUE; ATTORNEYS’ FEES
29.1

THIS AGREEMENT WILL BE CONSTRUED, INTERPRETED, AND APPLIED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, excluding any choice of law rules that would direct the application of the laws of another jurisdiction, but the scope and validity of any patent or patent application under REGENTS’ PATENT RIGHTS will be determined by the applicable law of the country of such patent or patent application. Any legal action brought by the parties relating to this Agreement will be conducted in [*]. The prevailing party in any legal action under this Agreement will be entitled to recover its reasonable attorneys’ fees in addition to its costs and necessary disbursements.

30.	ELECTRONIC COPY
30.1	The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

31.	SCOPE OF AGREEMENT
31.1

This Agreement (except for the Confidentiality Agreement [*] which will continue to the extent it is not inconsistent with this Agreement) incorporates the entire agreement between the parties with respect to the subject matter hereof, and this Agreement may be altered or modified only by written amendment duly executed by the parties hereto.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA By /s/ Carol Mimura Carol Mimura, Ph.D. Assistant Vice Chancellor Office of Technology Licensing Date	AVALANCHE BIOTECHNOLOGIES, INC. By/s/ Thomas Chalberg Thomas Chalberg, Ph.D. Chief Executive Officer DateJune 17, 2013

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.